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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated February 21, 2000, (except for Note 17, as to which the date is April 24, 2000), with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


Palo Alto, California
April 28, 2000